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                        AMENDMENT TO STOCK PURCHASE AGREEMENT


         This AMENDMENT TO STOCK PURCHASE AGREEMENT, dated as of May 5, 1997 (the "Amendment Agreement"), is by and between Strategic Distribution, Inc., a Delaware corporation (the "Company"), and John M. Sergey (the "Purchaser").

         WHEREAS, the Company and the Purchaser are parties to a Stock Purchase Agreement, dated as of April 11, 1997 (the "Stock Purchase Agreement"), pursuant to which, among other things, the Company agreed to sell to the Purchaser and the Purchaser agreed to buy from the Company 400,000 shares of the common stock, par value $0.10 per share, of the Company.

         WHEREAS, the Company and the Purchaser desire to amend the Stock Purchase Agreement in the manner set forth in this Amendment Agreement.

         NOW THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

         1. The definition of Purchase Price set forth in Section 1 of the Stock Purchase Agreement is hereby amended from $2,050,000 to $1,700,000.

         2. The Loan and Pledge Agreement referred to in Section 1 of the Stock Purchase Agreement shall be in the form of the Amended Loan and Pledge Agreement attached as Exhibit A to this Amendment Agreement.

         3. Except as set forth in this Amendment Agreement, the Stock Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first above written.

                                  STRATEGIC DISTRIBUTION, INC.


                                  By: /s/  ANDREW M. BURSKY
                                     _________________________
                                     Name:
                                     Title:

                                   /s/ JOHN M. SERGEY
                                  ____________________________
                                  John M. Sergey